                          SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                        SILVER RAMONA MINING, INC.
                        --------------------------
             (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock, $.001 par value

2) Aggregate number of securities to which transaction applies:  10,064,748 shares

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                           SILVER RAMONA MINING, INC.
                        2100 N. HIGHWAY 360, SUITE 400B
                            GRAND PRAIRIE, TX 75050
                                   972-641-5494

                              INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION FOR STOCKHOLDERS

         This Information Statement is being furnished to the stockholders of Silver Ramona Mining, Inc., a Delaware corporation (the "Company"), to inform all stockholders of the following:

         1. The election of Neil H. Powell, Jr. and Mary Jo Zandy to the Board of Directors of the Company, to serve until the next
              Annual Meeting and until their successors have been elected and qualified; and
         2. The approval of an amendment to the Company's Certificate of Incorporation (the "Amendment") to change the name of the Company to "Achievement Tec Holdings, Inc."

         This information statement is being first sent to stockholders on or about June 11, 2001.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of outstanding Common Stock is required to elect the nominees to the Board of Directors. The affirmative vote of a majority of the shares of outstanding Common Stock is required to approve the Amendment.

VOTING SECURITIES

         Each share of Common Stock is entitled to one vote per share. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is May 31, 2001 (the "Record Date"). As of the Record Date, 10,064,748 shares of Common Stock were outstanding and entitled to vote. The number of shares that voted to approve the aforementioned actions was 5,100,149, representing approximately 51% of the Common Stock.

          Both the election of the nominees as directors and the approval of the Amendment will be effective 20 days after the Company has mailed this Information Statement to the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information, to the best of the Company's knowledge, as of May 31, 2001, with respect to each person known by the Company to own beneficially more than 5% of the outstanding Common Stock. As used in the table below, the term "Beneficial Ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. Except as otherwise indicated, the address of each of the persons named in the table is c/o Achievement Tec, Inc., 2100 Highway 360, Suite 400-B, Grand Prairie, Texas 75050.



Name and Address               Amount and Nature of           Percent
of Beneficial Owner            Beneficial Ownership           of Class(1)
Glenn A. Arbeitman             1,047,252(2)                   10.4%(2)


                                       1


155 First Street
Mineola, NY 11501

Corey Ribotsky                 1,238,875(3)                   12.3%(3)
155 First Street
Mineola, NY 11501

Milton Cotter                  3,790,571(4)                   37.7%(4)

Richard Berman                 859,613(5)                     8.5%(5)


--------------------------------------------------------------------------------

    (1) Calculated based upon approximately 10,064,748 shares of common stock outstanding as of May 31, 2001.
    (2) Includes 394,752 shares owned of record by New Millenium Capital Partners II, LLC, an entity controlled by the referenced individual.
    (3) Includes 191,623 shares owned of record by AJW Partners, LLC and 394,752 shares owned of record by New Millenium Capital Partners II, LLC, entities controlled by the referenced individual.
    (4) Includes 1,821,292 shares held by the Cotter 1986 Trust, of which Milton Cotter is trustee. Excludes up to 500,000 shares that may be issued to Mr. Cotter upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001. Excludes up to 100,000 shares that may be issued to Mr. Cotter upon the exercise of outstanding stock options that vests at the end of the first year of service as Chairman of the Board commencing January 1, 2001.
    (5) Excludes up to 200,000 shares that may be issued to Richard Berman upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information, as of May 31, 2001, with respect to each director and nominee, each executive officer, and all directors and executive officers as a group. As used in the table below, the term "Beneficial Ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. Except as otherwise indicated, the address of each of the persons named in the table is c/o Achievement Tec, Inc., 2100 Highway 360, Suite 400-B, Grand Prairie, Texas 75050.



Name and Address               Amount and Nature of           Percent
of Beneficial Owner            Beneficial Ownership           of Class(1)
Milton Cotter                  3,790,571(2)                   37.7%(2)

Richard Berman                 859,613(3)                     8.5%(3)

Eric Cotter                    449,965(4)                     4.5%(4)

Joe C. Loyd                    250,000(5)                     2.5%(5)

Neil H. Powell, Jr.            0(6)                           (6)

Mary Jo Zandy                  0(7)                           (7)
c/o Berkery, Noyes & Co.


                                       2


50 Broad Street
New York, NY  10004

Paul Nolan                     62,500(8)                      *

All Executive Officers and
Directors as a Group           5,412,649                      53.8%
(7 Persons)


--------------------------------------------------------------------------------
    *    Less than 1%.

    (1) Calculated based upon approximately 10,064,748 shares of common stock outstanding as of May 31, 2001.
    (2) Includes 1,821,292 shares held by the Cotter 1986 Trust, of which Milton Cotter is trustee. Excludes up to 500,000 shares that may be issued to Mr. Cotter upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001. Excludes up to 100,000 shares that may be issued to Mr. Cotter upon the exercise of outstanding stock options that vests at the end of the first year of service as Chairman of the Board commencing January 1, 2001.
    (3) Excludes up to 200,000 shares that may be issued to Richard Berman upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.
    (4) Excludes up to 100,000 shares that may be issued to Eric Cotter upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.
    (5) Includes 50,000 shares Joe C. Loyd has the right to acquire on June 30, 2001 in connection with the sale of Career Direction, Inc. Excludes up to 200,000 shares that may be issued to Mr. Loyd upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.
    (6) Excludes up to 200,000 shares that may be issued to Neil H. Powell, Jr. upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.
    (7) Excludes up to 100,000 shares that may be issued to Mary Jo Zandy upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.
    (8) Includes 62,500 shares Paul Nolan, Jr., Trustee of a Charitable Remainder Trust, has the right to acquire on June 30, 2001 in connection with the sale of Personnel Profiles, Inc. Excludes up to 200,000 shares that may be issued to Mr. Nolan upon the exercise of outstanding stock options that vests one-third at the end of each year of service commencing January 1, 2001.

CHANGE OF CONTROL OF THE COMPANY

         As of May 9, 2000, the Company, its wholly-owned subsidiary, Achievement Tec Acquisition Corporation, a Delaware corporation ("Acquisition"), and Achievement Tec, Inc., a Texas corporation ("Achievement Tec"), entered into an Agreement and Plan of Merger, subsequently amended by a certain Addendum to Agreement and Plan of Merger, dated as of July 1, 2000, among the Company, Acquisition and Achievement Tec (as amended, the "Merger Agreement"). Pursuant to the Merger Agreement, effective November 14, 2000, Acquisition merged with and into Achievement Tec pursuant to the law of the States of Delaware and Texas, with Achievement Tec being the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, the pre-Merger holders of capital stock of Achievement Tec received an aggregate of 7,014,448 shares of common stock of the Company, representing 70% of the outstanding common stock of the Company immediately following such issuance. Such pre-Merger holders included Milton Cotter, who received 3,790,571 shares (which includes shares received by the Cotter 1986 Trust, of which Milton Cotter is trustee), and Eric Cotter, who received 449,965 shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Set forth below is certain information with respect to each person who is a director, executive officer or nominee of the Company as of May 31, 2001.



Name              Age    Position                                             Director Since
Milton Cotter      60    Chairman of the Board,                               Nov. 2000
                         President (Registrant and Achievement Tec, Inc.)
Richard Berman     58    Vice Chairman                                        Nov. 2000
Neil Powell        60    Director Nominee
Joe C. Loyd        41    Director, President (Career Direction, Inc.)         Nov. 2000
Mary Jo Zandy      57    Director Nominee
Paul Nolan         60    President (Personnel Profiles, Inc.)
Eric Cotter        37    Director, Vice President of Administration           Nov. 2000


         All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

         The business experience of each of the persons listed above during the past five years is as follows:

    Milton Cotter has served as Chairman of the Board of Directors, President, and Chief Executive Officer of Achievement Tec, Inc. since 1997. As of November 14, 2001, Achievement Tec, Inc. became a wholly owned subsidiary of the Company. Prior to 1997, he served as a private consultant to several individual companies, in conjunction with a psychological testing firm in Dallas, using standardized tests available on the marketplace. Milton Cotter is the father of Eric Cotter.

    Richard Berman has over 30 years of experience in private equity, investment banking and business development/operations. In September 1998, Mr. Berman joined Internet Commerce Company (publicly traded on NASDAQ:
    ICCSA) and is currently a Director of ICC, as well as Chairman of the Board for Knowledge Cube.

    Neil Powell has, for the past several years, advised clients on the subject of finance, first in the commercial banking industry and later in the investment banking industry, culminating in the formation of SPP Hambro & Co., Inc., an investment bank specializing in the institutional placement of its clients' corporate securities in the private marketplace. Subsequent to retiring in May 2000 from SPP Capital Partners, Inc., successor firm to SPP Hambro, Mr. Powell has been advising several
    corporations in the areas of finance, mergers and acquisitions.   In
    addition, starting in May 2000, Mr. Powell began serving as general partner of a private equity firm of Crescent Private Capital, LP.

    Joe C. Loyd has, for the past seven years, operated Career Direction, Inc., one of the nation's leading career fair companies in the multi-unit restaurant industry. As of January 1, 2001, Career Direction, Inc. became a wholly owned subsidiary of the Company.

    Mary Jo Zandy is Senior Advisor to Berkery, Noyes & Co., an investment banking firm, a position she has held since January 1994.

    Paul Nolan has spent over thirteen years developing and operating Personnel Profiles, Inc., a human resources consulting firm in the greater Cincinnati, Ohio area. As of January 1, 2001, Personnel Profiles, Inc. became a wholly owned subsidiary of the Company.

    Eric Cotter manages the filing of copyrights, integration work with the systems and administrative functions of the Registrant, including financial administration, accounting, bookkeeping, payables, receivables, payroll, taxes, etc. He has served as the Vice President of Administration of Achievement Tec, Inc. since 1985. As of November 14, 2001, Achievement Tec, Inc. became a wholly owned subsidiary of the Company. Eric Cotter is the son of Milton Cotter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of May 9, 2000, the Company, its wholly-owned subsidiary, Achievement Tec Acquisition Corporation, a Delaware corporation ("Acquisition"), and Achievement Tec, Inc., a Texas corporation ("Achievement Tec"), entered into an Agreement and Plan of Merger, subsequently amended by a certain Addendum to Agreement and Plan of Merger, dated as of July 1, 2000, among the Company, Acquisition and Achievement Tec (as amended, the "Merger Agreement"). Pursuant to the Merger Agreement, effective November 14, 2000, Acquisition merged with and into Achievement Tec pursuant to the law of the States of Delaware and Texas, with Achievement Tec being the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, the pre-Merger holders of capital stock of Achievement Tec received an aggregate of 7,014,448 shares of common stock of the Company, representing 70% of the outstanding common stock of the Company immediately following such issuance. Such pre-Merger holders included Milton Cotter, who received 3,790,571 shares (which includes shares received by the Cotter 1986 Trust, of which Milton Cotter is trustee), and Eric Cotter, who received 449,965 shares.

         As of January 1, 2001, the Company and Joe Loyd and Karen Loyd (the "Career Direction Sellers") entered into a Purchase and Sale Agreement (the "Career Direction Agreement"), whereby the Company agreed to purchase all the outstanding capital stock of Career Direction, Inc., a Texas corporation ("Career Direction") from the Career Direction Sellers. Pursuant to the Career Direction Agreement, the Career Direction Sellers received, in exchange for all the capital stock of Career Direction, the following:

    (i) 50,000 shares of common stock of the Company. The 50,000 shares are convertible at the option of the Career Direction Sellers into $50,000 cash upon successful completion by the Company of a private placement offering of its common stock in the amount of $2,000,000 on or before July 1, 2001. In addition, the Career Direction Sellers may, at their option, require the Company to redeem the 50,000 shares into $50,000 cash in July 2001, unless the value of the Company's common stock is $1.00 or more on such date.

    (ii) An additional 950,000 shares of common stock of the Company, of which 150,000 shares will be issued at closing, and the remainder will be issued at the rate of 50,000 shares per quarter for 16 quarters. The initial 150,000 shares are convertible to cash in the amount of $150,000, at the election of the Career Direction Sellers, in the event the Company conducts a primary or secondary offering of its stock that generates proceeds of at least $2 million. Each quarterly installment of 50,000 shares is convertible to cash in the amount of $50,000, at the election of the Career Direction Sellers, in the event the market value of the Company's common stock falls below $1.00 per share when the installment is due. These contingent cash obligations of the Company of $950,000 are secured pursuant to a convertible promissory note, which is payable with interest on the earlier to occur of (a) 16 calendar quarters after the successful completion by the Company of a private placement offering of its common stock in the amount of $5,000,000 that closes on or before July 1, 2001 (a "Qualified Financing"), or (b) December 21, 2004. Upon the consummation of a Qualified Financing, the unpaid principal and accrued interest on the promissory note may, at the holder's option, be converted into shares of Company common stock at the beginning of any of the subsequent 16 calendar quarters and in amounts equal to the outstanding principal and unpaid accrued interest then due thereunder divided by $1.00.

         As a condition to the consummation of the transactions contemplated by the Career Direction Agreement, the Company executed (i) a three year employment agreement by and between Joe Loyd and Career Direction, providing for Joe Loyd to serve as President of Career Direction at an annual compensation of $175,000; (ii) a three year employment agreement by and between Karen Loyd and Career Direction, providing for annual compensation of $125,000; (iii) a stock option in favor of Joe Loyd for the purchase of 100,000 shares of Company common stock, exercisable for a period of five years at $1.00 per share for 30,000 shares at the end of the first calendar year of service on the Company's Board of Directors, 35,000 shares at the end of the second calendar year of service on the Company's Board of Directors, and 35,000 shares at the end of the third calendar year of service on the Company's Board of Directors; (iv) a stock option in favor of Joe Loyd for the purchase of 100,000 shares of Company common stock, exercisable for a period of five years at $1.00 per share for 30,000 shares at the end of the first calendar year of service with the Company, 35,000 shares at the end of the second calendar year of service with the Company, and 35,000 shares at the end of the third calendar year of service with the Company; and (v) a stock option in favor of Karen Loyd for the purchase of 100,000 shares of Company common stock, exercisable for a period of five years at $1.00 per share for 30,000 shares at the end of the first calendar year of service with the Company, 35,000 shares at the end of the second calendar year of service with the Company, and 35,000 shares at the end of the third calendar year of service with the Company.

         As of January 1, 2001, the Company and Paul Nolan, Jr., Trustee of a Charitable Remainder Trust (the "Personnel Profiles Seller"), entered into a Purchase and Sale Agreement (the "Personnel Profiles Agreement"), whereby the Company agreed to purchase all the outstanding capital stock of Personnel Profiles, Inc., an Ohio corporation ("Personnel Profiles") from the Personnel
Profiles Seller.   Pursuant to the Personnel Profiles Agreement, the Personnel
Profiles Seller received, in exchange for all the capital stock of Personnel Profiles, $500,000, payable at the rate of $62,500 at the end of each calendar quarter beginning March 31, 2001 and continuing thereafter until paid in full on December 31, 2002. Upon the successful completion by the Company of a private placement offering of its common stock in the amount of at least $1,000,000, the Personnel Profiles Seller may require prepayment of the purchase price at the rate of $125,000 for each $1,000,000 raised. At the Personnel Profiles Seller's election, any $62,500 payment may instead be converted into 62,500 shares of Company common stock.

         As a condition to the consummation of the transactions contemplated by the Personnel Profiles Agreement, the Company executed (i) a three year employment agreement by and between Paul Nolan and Personnel Profiles, providing for Paul Nolan to serve as President of Personnel Profiles at an annual compensation of $150,000; (ii) a stock option in favor of Paul Nolan for the purchase of 100,000 shares of Company common stock, exercisable for a period of five years at $1.00 per share for 30,000 shares at the end of the first calendar year of service on the Company's Board of Directors, 35,000 shares at the end of the second calendar year of service on the Company's Board of Directors, and 35,000 shares at the end of the third calendar year of service on the Company's Board of Directors; and (iii) a stock option in favor of Paul Nolan for the purchase of 100,000 shares of Company common stock, exercisable for a period of five years at $1.00 per share for 30,000 shares at the end of the first calendar year of service with the Company, 35,000 shares at the end of the second calendar year of service with the Company, and 35,000 shares at the end of the third calendar year of service with the Company.

         Joe Loyd serves as a director of the Company, in addition to serving as President of Career Direction. Paul Nolan serves as President of Personnel Profiles.

         Closing of the transactions contemplated by the Career Direction Agreement and the Personnel Profiles Agreement occurred on March 1, 2001.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Milton Cotter, Richard Berman, Joe C. Loyd, Eric Cotter, and Glenn A. Arbeitman and Corey Ribotsky (10% holders) were required to file Form 3 on November 24, 2000 (10 days after they became an officer, director, or 10% holder), and were required to file Form 5 on February 14, 2001. These reports were not filed on a timely basis. The reports for Milton Cotter, Richard Berman, Joe C. Loyd, and Eric Cotter have since been filed with the Securities
and Exchange Commission.   It is unknown whether any officer, director or 10%
stockholder filed the required Section 16(a) reports prior to the date ownership control of the Company changed on November 14, 2000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE



Name                                                              Other
And                                                               Annual
Principal                                                         Compen-
Position                         Year     Salary        Bonus     sation($)
Milt Cotter, CEO                 2000     $139,000      --        --
                                 1999     $112,600      --        --
                                 1998     $104,000      --        --
Eric Cotter, VP Admin.           2000     $113,000      --        --
                                 1999     $ 92,000      --        --
                                 1998     $ 83,200      --        --
David Fenner, VP Client Rel.     2000     $113,000      --        --
Achievement Tec                  1999     $ 92,000      --        --
                                 1998     $ 83,200      --        --
William Stewart, VP Tech. Div.   2000     $ 78,900      --        --
Achievement Tec                  1999     $ 72,450      --        --
                                 1998     $ 66,200      --        --


         During the last completed fiscal year, there were no individual grants of stock options or freestanding SARs, nor were there any exercises of stock options or freestanding SARs, to or by any executive officer, nor were there any unexercised options or SARs granted to any executive officer, nor were there any awards made to any executive officers under any long term incentive plan.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year that ended on December 31, 2000, the Board of Directors held three meetings. During this period, all of the directors serving on the Board at the time attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors.

         The Company has no standing audit, nominating or compensation committees.

AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Company's Certificate of Incorporation currently provides that the name of the Company is "Silver Ramona Mining, Inc." On May 31, 2001, the Board of Directors adopted resolutions setting forth the proposed amendment to the Company's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by written consent of the Company's stockholders. The text of Article I of the Certificate of Incorporation, as proposed to be amended will read:

         "The name of this corporation is Achievement Tec Holdings, Inc."

         On May 31, 2001, the holders of at least a majority of the outstanding shares of Common Stock approved the Amendment pursuant to an Action by Written Consent of Stockholder. The Amendment will be effective 20 days after mailing of this Information Statement to the Company's stockholders.

PURPOSE AND EFFECT OF THE AMENDMENT

         The Company believes that the name "Achievement Tec Holdings, Inc." more accurately reflects the strategic focus of the Company.

         The name change will not affect the validity or transferability of stock certificates presently outstanding or the trading of any of the Company's securities. The Company's stockholders will not be required to surrender for exchange any stock certificates presently held by them.

                                  By Order of the Board of Directors


                                  Cathy Knight
                                  Secretary